SCHEDULE A

TO THE DISTRIBUTION AGREEMENT

BETWEEN

THE CHARLES SCHWAB FAMILY OF FUNDS

AND CHARLES SCHWAB & CO., INC.

Fund	Effective Date
Schwab Money Market Fund	December 15, 1989
Schwab Government Money Fund	December 15, 1989
Schwab Municipal Money Fund	December 15, 1989
Schwab California Municipal Money Fund	November 5, 1990
Schwab U.S. Treasury Money Fund	November 5, 1991
Schwab Value Advantage Money Fund	February 7, 1992
Schwab Retirement Advantage Money Fund	November 26, 1993
Schwab Investor Money Fund	November 26, 1993
Schwab New York Municipal Money Fund	November 10, 1994
Schwab New Jersey Municipal Money Fund	January 20, 1998
Schwab Pennsylvania Municipal Money Fund	January 20, 1998
Schwab AMT Tax-Free Money Fund	February 16, 1998
Schwab Massachusetts Municipal Money Fund	April 21, 2003
Schwab Cash Reserves	July 9, 2004
Schwab Advisor Cash Reserves	July 9, 2004
Schwab Treasury Obligations Money Fund	April 2. 2012
Schwab Variable Share Price Money Fund	January 20, 2016

The Charles Schwab Family of Funds	Charles Schwab & Co., Inc.

By: /s/ George Pereira	By: /s/ John Sturiale
Name: George Pereira	Name: John Sturiale
Title: Treasurer	Title: Senior Vice President

Dated: December 11, 2015

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